Exhibit 10.14

COMMERCIAL TRIPLE NET LEASE

THIS LEASE AGREEMENT (this “Lease”) is made and entered into as of February 1, 2010, (“Effective Date”) between Fidelity Funding Company, a Nevada corporation (“Landlord”), and Extend Health, Inc., a Delaware corporation (“Tenant”). Landlord and Tenant are collectively referred to herein as the “Parties” and individually, as a “Party.”

1.	PREMISES.

(a) Demise, Description and Authority. Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, for the term and subject to the terms and conditions hereinafter set forth, to each and all of which Landlord and Tenant hereby mutually agree, the portion of the building located at 10975 South Sterling View Drive, South Jordan, Utah (the “Building”) which is shown as Suite B2 and one half ( 1/2) of Suite A2 on the space plan attached hereto as Exhibit A, which constitutes approximately 23,973 rentable square feet of office space (the “Premises”). Landlord warrants that it has full right and authority to make this Lease and that if Tenant pays all Rent (as defined below) due hereunder and otherwise performs Tenant’s obligations under this Lease, Tenant shall peaceably and quietly enjoy and possess the Premises throughout the Term, subject only to the conditions set forth in this Lease.

(b) In addition, the Premises shall include the appurtenant right to use, in common with others, the Common Areas of the Building, the land surrounding the Building, and the parking and landscaped areas (the “Common Areas”).

(c) Acceptance of Premises. Unless otherwise notified by Tenant within five (5) days of taking possession, by entry hereunder Tenant accepts the Premises as being in the condition in which Landlord is obligated to deliver the Premises, except for any latent defects. Landlord has no liability, and has made no representation, to alter, improve, repair, or paint the Premises or any part thereof, except as specified in Sections 2(c), 6 and 13 hereof and Exhibit B attached hereto.

(d) Return of Premises. Tenant shall at the end of the Term surrender to Landlord the Premises and all alterations, additions and improvements thereto in substantially the same condition as when received; broom clean, ordinary wear and tear, damage by fire, earthquake, other insured perils, if any, or act of God excepted; provided that Tenant shall have no obligation to remove any Tenant Improvements (as defined in Exhibit B attached hereto) or any Alterations (as defined below) unless, as to any Alterations, Landlord requires the removal of the same at the end of the Term as a condition to Landlord’s consent to installation of such Alterations.

2.	TERM, TENANT IMPROVEMENTS.

(a) Lease Term. The initial Lease term shall be 12 months plus any partial month and shall commence on February 1, 2010 (“Rent Commencement Date”), and shall expire on January 31, 2011 (“Expiration Date”) (such 12 month period, the “Initial Term”). Tenant shall have the right to access the Premises 3 weeks prior to Rent Commencement Date of this Lease for the purpose of tenant improvements, installing its equipment, data, telecommunications systems, workstations, furniture, trade fixtures, and other leasehold improvements. Such access shall be subject to all of the terms of this Lease. As used herein, the “Term” shall mean the Initial Term plus any extension or renewal thereof, unless the context clearly provides otherwise.

(b) Base Building Improvements. Landlord is providing to Tenant fully improved space in as-is condition as shown on the attached Exhibit A showing the existing floor plan (collectively “Base Building Improvements”).

(c) Tenant Improvements. Tenant accepts Premises in as-is condition in accordance with 1 (c) of the Lease. Landlord must review and approve in advance the plans and design of all improvements described in Exhibit B. All tenant improvements made under this paragraph shall be at Tenant’s sole cost. Such improvements shall be constructed in accordance with the approved plans and all applicable laws, in a good and workmanlike manner, free of defects and using new materials and equipment of good quality.

3.	NON-OCCUPANCY OF IMPROVED SPACE.

In the event Tenant does not occupy the Premises and fails to pay Rents as required in Article 4 of the Lease, the cost of all Tenant Improvements, Leasing Commissions, and any other expenses incurred by Landlord become due and payable upon invoicing by Landlord. Further, such invoicing by Landlord does not waive any other rights or remedies Landlord may have against Tenant for failure to occupy and pay Rents. All Tenant Improvements, cabling and wiring (including Tenant’s Property, as defined below) become the property of Landlord upon installation.

4.	RENT.

(a) Rent. (i) Storage Rent. Effective beginning February 1, 2010 through July 31, 2010, or earlier if the Tenant so elects (the “Storage Term”), Tenant shall shut down the portion of Tenants’ business that occupies, on a previous lease, Suite B2 and  1/2 of Suite A2. To avoid the cost and inconvenience of removal, storage, reinstalling, and rewiring of Tenant’s furniture, cubicles, phones, data, electrical, and other equipment, Tenant agrees to pay a total of $7,000.00 per month as a storage fee for Suite B2 during the Storage Term (the “Storage Rent”). The Operating Expense (as defined in Section 7 hereto) and Utilities for Suite B2 are included in the Storage Rent for the storage space as long as Tenant doesn’t use the lights, HVAC or other utilities for Suite B2. In the event Tenant does use lights, HVAC or other utilities for Suite B2, it shall only be charged for its actual usage. Tenant’s access to Suite B2 on a daily basis shall be limited to retrieve IT equipment and any other stored material during the Storage Term. Storage Rent shall be payable in advance each month on or before the 1st day of each month for the duration of this Lease.

(ii) Tenant may elect to shorten the Storage Term by sending written notice to Landlord, but in no event shall the Storage Term last longer than July 31, 2010. Any partial months’ rent will be prorated. For the remainder of the Initial Term (the “Base Term”), Tenant agrees to pay the Monthly Base Rent as follows:

(iii) Base Rent. Effective beginning August 1, 2010 or immediately after the last day of the Storage Term, whichever is sooner, Suite B2 and  1/2 of Suite A2 shall become fully available to Tenant and the Monthly Base Rent shall be $11.00 per rentable square foot of the Premises per year, triple net during the Base Term. Base Rent shall be payable in advance each month on or before the 1st day of each month for the duration of this Lease as follows (“Base Rent”):

				$/RSF/Y	Extimated		Monthly	Monthly Estimated
	Date	Mth	RSF	Rent	Operating	Utilities	Base Rent	Operating	Utilities
Storage Term	2/1/10	1					$7,000.00
	3/1/10	2					$7,000.00
	4/1/10	3					$7,000.00
	5/1/10	4					$7,000.00
	6/1/10	5					$7,000.00
	7/1/10	6					$7,000.00
Base Term	8/1/10	7	23,973	$11.00	$5.13	$1.95	$21,975.25	$10,248.46	$3,895.61
	9/1/10	8	23,973	$11.00	$5.13	$1.95	$21,975.25	$10,248.46	$3,895.61
	10/1/10	9	23,973	$11.00	$5.13	$1.95	$21,975.25	$10,248.46	$3,895.61
	11/1/10	10	23,973	$11.00	$5.13	$1.95	$21,975.25	$10,248.46	$3,895.61
	12/1/10	11	23,973	$11.00	$5.13	$1.95	$21,975.25	$10,248.46	$3,895.61
	1/1/11	12	23,973	$11.00	$5.13	$1.95	$21,975.25	$10,248.46	$3,895.61

The first month’s rental, operating expense, utilities, and the Security Deposit (Security Deposit is currently being held by Landlord) referenced in Article 33, shall be due and payable to Landlord upon the execution of the Lease. Rent for the month during which the Rent Commencement Date occurs if other than the first day of a calendar month, shall be prorated on a daily basis. All Base Rent and Additional Rent (collectively “Rents”) shall be paid to Landlord without further notice at its address listed in Article 36, or at such other address as shall from time to time be designated by Landlord to Tenant in writing as follows, unless otherwise directed by Landlord in writing.

(b) Additional Rent. i. During the Storage Term, Tenant shall not have any obligation to pay Additional Rent, other than in the manner contemplated by this Agreement. ii. During the Base Term, all obligations payable by Tenant under this Lease other than Base Rent are called “Additional Rent”. Additional Rent for Operating Expenses, utilities, insurance, and property taxes as provided in Section 7 below shall be due and paid in conjunction with Base Rent. Unless otherwise expressly provided herein, any other Additional Rent due hereunder shall be due and payable to Landlord within thirty (30) days of delivery of an invoice therefore from Landlord to Tenant. Notwithstanding anything in this Lease to the contrary, all such Landlord controllable common area Operating Expenses, paid to Landlord deemed to be “Additional Rent” and payable by Tenant shall be shall not increase beyond 3% per year during the Initial Term.

(c) Interest, Late Charges, Costs and Attorneys’ Fees. If Tenant fails to pay within five (5) days of the date due any Rent which Tenant is obligated to pay under this Lease, such unpaid amount shall bear interest at twelve (12%) percent per annum. Tenant acknowledges that any late payments of Rent shall cause Landlord to lose the use of that money and incur costs and expenses not contemplated under this Lease, including without limitation administrative, collection and accounting costs, the exact amount of which is difficult to ascertain. Therefore, in addition to interest, any payment of Rent not received by Landlord within five (5) days from the date it is due, Tenant shall also pay Landlord a late charge equal to five (5%) percent of the late Rent. Further, as Additional Rent, Tenant shall be liable to Landlord for any costs, including attorneys’ fees, incurred by Landlord as a result of late payments or non-payments. Acceptance of any interest, late charge, costs or attorneys’ fees shall not constitute a waiver of any default by Tenant nor prevent Landlord from exercising any other rights or remedies under this Lease or at law.

5.	USE.

(a) The Premises shall be used for general office, administrative, call center use, storage and all other legal uses (“Tenant’s Use”). Tenant shall not do or permit to be done in or about the Premises or the Building anything which is prohibited by or in any way in conflict with any and all laws, statutes, ordinances, rules and regulations now in force or which may hereafter be enacted or promulgated by any applicable governmental authority or which is prohibited by the standard form of fire insurance policy, or which will increase the existing rate of or affect any fire or other insurance upon the Premises or the Building or any of its contents, or cause a cancellation of any insurance policy covering the Premises or the Building or any part thereof or any of its contents. Tenant shall not do or permit anything to be done in or about the Premises or the Building which will in any way violate the Rules or Regulations set forth in Exhibit C and hereinafter reasonably promulgated by Landlord throughout the Lease, obstruct or interfere with the rights of other tenants in the Building, or injure them, or use or allow the Premises or the Building to be used for any immoral or unlawful purpose, nor shall Tenant cause, maintain or permit any nuisance, in, on or about the Premises or the Building or commit or suffer to be committed any waste in, on or about the Premises or the Building. However, Landlord will take reasonable efforts to not interfere with Tenants’ permitted use of the Premises.

Tenant shall have access to the Building and Premises on a 24 hour/7 day a week basis. Building hours shall be Monday –Friday 8:00 A.M. – 6:00 P.M. and Saturday 9:00 A.M. – 12:00 P.M., except holidays. Tenant shall be responsible for and shall pay for any increased building security costs, HVAC costs and utilities due to Tenant’s occupancy and the operation of HVAC and utilities services outside the normal Building hours for those services which are specifically requested in writing by Tenant; provided, that Tenant shall have the right to audit such costs in the same manner as Tenant’s right to audit Operating Expenses pursuant to Article 7 of this Lease.

(b) Tenant shall not use the name of the Building in which the Premises are located, in connection with any business carried on in the Premises (except as Tenant’s address) without written consent of Landlord.

(c) Tenant shall not manufacture, assemble or store materials inside the Common Areas outside of Building.

(d) Hazardous material. Tenant shall not bring or permit its agents, employees or contractors to bring on the Premises any asbestos, lead, PCBs, petroleum or petroleum products, explosives, toxic materials, or substances defined as hazardous wastes, hazardous materials, or hazardous substances under any federal, state, or local law or regulation, excluding normal office and janitorial supplies (“Hazardous Materials”) unless licensed by the state of Utah and approved by Landlord. Tenant’s violation of the foregoing prohibition shall constitute a material breach and Tenant Event of Default under Section 18 of this Lease Tenant shall indemnify, hold harmless and defend Landlord from and against any claims, damages, penalties, liabilities, and costs (including reasonable attorneys’ fees and court costs) caused by or arising out of (i) a violation of the foregoing prohibition or (ii) the use or any release of any Hazardous Materials by Tenant or its agents, employees, contractors, or customers on, under, or about the Premises during Tenant’s occupancy or control of the Premises. Tenant shall clean up, remove, remediate and repair any soil or ground water contamination and damage caused by the presence or release by Tenant or its agents, employees, contractors, or customers of any Hazardous Materials in, on, under, or about the Premises during Tenant’s occupancy of the Premises in conformance with the requirements of applicable law. Tenant shall immediately give Landlord written notice of any suspected breach of this Paragraph, upon learning of the presence or any release of any Hazardous Materials, and upon receiving any notices from governmental agencies pertaining to Hazardous Materials which may affect the Premises. The obligations of Tenant hereunder shall survive the expiration or earlier termination, for any reason, of this Lease.

6.	LANDLORD’S SERVICES.

Landlord shall maintain the roof, roof membrane and structural elements of the Premises and Building (collectively, the “Shell”) the cost of which shall be part of operating expense paid by Tenant. Landlord shall ensure that all costs, taxes, insurances for the Building that are then due and payable are paid as of and through the Rent Commencement Date. Landlord shall provide reasonable heating, ventilation, and air conditioning required for the comfortable occupancy and operation of the Premises during all hours of Tenant’s operation and at such other times as Tenant may reasonably request, the cost of which shall be part of operating expense paid by Tenant. Landlord shall also furnish water, gas, light, power, electricity, telephone, trash pick-up, snow removal of parking lots and salting/sanding of parking lot sidewalks to prevent a slippery walkway and sewer services and utilities to the Premises as are reasonable and customary for tenants engaged in Tenant’s business at the Premises, the cost of which shall be part of operating expense paid by Tenant. However, Landlord shall not be responsible for any interruption in such utility services that is not directly caused by Landlord.

7.	OPERATING EXPENSES – IMPROVEMENTS, REPAIRS, MAINTENANCE, REPLACEMENT, INSURANCE, TAXES AND PROPERTY MANAGEMENT.

This Lease shall be a triple net lease for the Base Term (not the Storage Term), therefore all operating expenses and utilities are passed through to the tenants in the Building. Since the Premises is part of the Building, Tenant is responsible for its prorata share of all operating expenses for the Building including but not limited to the following Building services: repairs, maintenance, replacement with respect to the Common Areas (including the roof, shell, pavement and resurfacing of the parking lot and sidewalks), heating, ventilation and air conditioning (“HVAC”), plumbing, glass, electrical, power generator (connected for operation of the Premises and all equipment located therein during power outages), battery backup, card access for the doors for the Building, door hardware, locks and keys, video monitoring systems, alarm systems, Common Area utilities, utilities for the Building (provided that such utilities are not metered separately as to the Premises), Common Area janitorial services, maintenance services, security services, snow removal, water, sewer and garbage, insurance, property taxes and assessments, and third party property management fees incurred in the operation and management of the Building and the Common Areas (collectively, “Operating Expenses”). Operating Expenses for repairs or replacements of a capital nature (whether or not capitalized), such as improvements, repairs or replacements to the parking lot or other paved areas, and Tenant’s obligation shall be amortized over the useful life of the improvement in accordance with generally accepted accounting principles, but in no event shall Tenant be obligated to pay any portion of such amortized costs extending beyond the Term of this Lease.

For purposes of this Lease, Operating Expenses shall specifically exclude electric, gas and security (if any) for Tenant’s Use of the Premises to the extent that such charges are separately billed to Tenant and are the sole responsibility of Tenant. Tenant agrees to use landlord-provided janitorial services, which shall be charged to Tenant directly or as Operating Expenses. Tenant shall separately contract and pay for security services for Tenant’s Premises if desired by Tenant. Building common area security, if provided by Landlord, is not responsible for security for Tenant’s Premises and is only there for convenience. If due to the nature of Tenant’s business, Landlord requires additional security for the Building or Premises, this will be at Tenant’s expense and billed directly to Tenant. Operating Expenses shall further exclude (i) amounts reimbursable from insurance proceeds or under warranty or paid for by any other tenant in the Building or any third party, (ii) interest, late charges or penalties incurred as a result of Landlord’s failure to pay bills in a timely manner; (iii) any charge for depreciation, interest on encumbrances or ground rents paid or incurred by Landlord; (iv) brokerage or leasing commissions; (v) amounts incurred to remediate any Hazardous Materials (as defined below) not caused by Tenant.

Proration of Operating Expenses and Utilities shall be on a square footage basis adjusted for hours of operation and Tenant’s proration shall be calculated by multiplying the Operating Expenses by a fraction, the numerator being the rentable square feet of the Premises and the denominator being the total rentable square feet of the Building (including any space occupied by Landlord) adjusted based on Tenant’s hours of operation. Tenant’s pro rata share of Operating Expenses is currently estimated at $5.00 per rentable square foot. Utility Expenses are currently estimated at $1.95 per rentable square foot. The total Operating Expenses shall be prorated and be payable by Tenant as Additional Rent on a monthly basis as follows:

(a) Tenant’s prorated share of the Operating Expenses shall be computed and paid in monthly estimated payments as estimated by Landlord, in Landlord’s reasonable discretion. Such Additional Rent shall be paid by Tenant on or before the 1st day of each month with Base Rent for such month. As soon as is reasonably possible following the end of each calendar year, Landlord shall furnish to Tenant a statement showing the Building’s actual Operating Expenses for the preceding calendar year and Tenant’s pro rata share thereof. In the case of a deficiency, Tenant shall promptly remit its pro rata share of such deficiency to Landlord within fifteen (15) days following receipt of Landlord’s statement of actual expenses. In the case of a surplus, Landlord shall either apply said surplus to the next installment of Additional Rent for Operating Expenses due from Tenant under this Lease, or promptly refund the same to Tenant within thirty (30) days (including following the expiration of the Term hereof). In the event that during all or any portion of any calendar year the Building is not fully rented and occupied, Landlord may elect to make an appropriate adjustment in Operating Costs for such year, using sound accounting and management principles to determine the total Operating Costs that would have been paid or incurred by Landlord had the Building been fully rented and occupied. The amount so determined shall be deemed to have been Operating Costs for such year.

(b) Tenant may review, at its sole cost and expense, any Operating Expenses prorated to Tenant by Landlord including, without limitation, any assessed property taxes. Landlord shall make available the applicable statements and invoices supporting the actual Operating Expenses available to Tenant for review. Tenant shall have the right to come in to Landlords accounting office, on reasonable prior notice to Landlord, to examine and review copies of the records pertaining to the Operating Expenses on an annual basis after Tenant has receipt the statement of actual expenses from Landlord. The reasonable cost to receive copies of these statements will be covered by the Tenant except as otherwise expressly provided herein. If such annual examination shall disclose any overcharge by Landlord, Landlord shall promptly reimburse Tenant for any overpayment of Tenant’s proportionate share of Operating Expense.

8.	ALTERATIONS.

(a) Tenant will not make or suffer to be made any alterations, additions or improvements in excess of $5,000.00 excluding the initial Tenant Improvements (collectively “Alterations”) to or upon the Premises, the Building, or any part thereof, or attach any fixtures or equipment thereto, without first obtaining Landlord’s written approval. Tenant will provide Landlord with three detailed drawings of Tenants desired Alterations for approval prior to any Alterations being started. When approved, Landlord will return one copy of the drawings to Tenant with Landlords signature of approval. Any Alterations to or upon the Premises shall be made by Tenant, at Tenant’s sole cost and expense, provided that any architect and or contractor selected by Tenant to make the same shall be subject to Landlord’s reasonable prior written approval. All Alterations which are permanent in character, including wiring for phone, computer, cabling, or other networks, made in or upon the Premises either by Tenant or Landlord, may at the option of Landlord, become Landlord’s property and, at the end of the term or any extension hereof, shall remain on the Premises without compensation to Tenant, unless Landlord request that Tenant remove any such Alterations. Notwithstanding the above, Tenant’s work stations, trade fixtures, furniture, equipment, telecommunications, data and network equipment and switches and other items of personal property brought onto the Premises shall not constitute Alterations hereunder and shall remain Tenant’s property upon the expiration or earlier termination of this Lease.

(b) All Alterations shall, when completed, be of such a character as not to lessen the value of the Premises or such improvements as may be located thereon. Any Alterations shall be made promptly and in a good workmanlike manner, and in compliance with all applicable permits, building and zoning laws, and with all other laws, ordinances, orders, rules, regulations and requirements of all applicable federal, state and municipal governments, departments, commissions, boards and offices. The costs of any such Alterations shall be paid by Tenant, such that the Premises be free of liens, for services performed, labor and material supplied or claimed to have been supplied. Before any Alterations shall be commenced, Tenant shall pay any increase in premiums on insurance policies (provided for herein) or ensure adequate coverage is in place for all risks related to the construction of such. Alterations and the increased value of the Premises.

9.	LIENS.

Tenant shall keep the Premises and the Building free from any mechanics’ and/or material men’s liens or other liens arising out of any work performed, materials furnished or obligations incurred by Tenant. Tenant shall notify Landlord in writing at least seventy-two (72) hours before any work or activity is to commence on the Premises which may give rise to such liens to allow Landlord to post and keep posted on the Premises any notices which Landlord may deem to be proper for the protection of Landlord and the Premises from such liens. If any mechanic’s lien or other liens or orders for the payment of money or any notice of intention to file a lien shall be filed against the Premises, or the Building by reason of, or arising out of any labor or materials furnished or alleged to have been furnished or to be furnished or for the Demised Premises on behalf of Tenant, or for, or by reason of any change, alteration or addition or the cost or expense thereof or any contract relating thereto, or against the interest of Landlord, Tenant shall cause same to be canceled and discharged of record by bond or otherwise as allowed by law at the expense of Tenant within ten (10) days after the filing thereof.

10.	DESTRUCTION OR DAMAGE.

(a) If the Premises or the Building is partially damaged by fire, earthquake, other insured peril, or other act of God, Landlord shall repair the same at Landlord’s expense, subject to the provisions of this Article and provided such repairs can, in Landlord’s reasonable opinion, be made within sixty (60) days. During such repairs, this Lease shall remain in full force and effect, except that if there shall be damage to the Premises or the Building and such damage is not the result of the negligence or willful misconduct of Tenant, Tenant’s employees, agents, or invitees, Rent shall be abated for such portion of Premises and period of time as the Premises was unusable by Tenant, provided that such abated rent is a covered loss payable to Landlord under its insurance policy.

(b) If in Landlord’s reasonable opinion the partially damaged Premises or the Building can be repaired, but not within sixty (60) days, the Landlord may elect, upon written notice to Tenant within thirty (30) days of such damages, to repair such damages over a longer time period and continue this Lease in full force and effect, subject to rent abatement as described in the foregoing paragraph. Landlord’s notice shall include a good faith estimate of the expected completion date of such repair based on the best information reasonably available to Landlord prior to sending the notice. In the event such repairs cannot be made within an additional sixty (60) days, Tenant shall have the option to terminate this Lease provided that written notice is given to Landlord within thirty (30) days of receipt of Landlord’s notice stated in this paragraph.

(c) If the partially damaged Premises or the Building is to be repaired under this Article, Landlord at its sole cost and expense shall repair such damages to the Building, the Premises and the Tenant Improvements supplied by Landlord herein. Except in the event of Landlord’s gross negligence or willful misconduct or the extent that Landlord receives insurance proceeds therefor, Tenant shall be responsible for repairing and/or replacing any damage to Tenant’s equipment, furniture and fixtures, and other Alterations, additions and improvements made by Tenant to the Premises and the Building.

(d) If in Landlord’s reasonable opinion, the Premises or the Building is totally or substantially destroyed (i.e. cannot be repaired within sixty (60) days and Landlord does not elect to repair anyway or Tenant elects to terminate as provided above) by fire or other casualty, this Lease shall terminate upon notice by Landlord.

11.	RELEASE AND WAIVER OF SUBROGATION.

Notwithstanding anything to the contrary in this Lease, Landlord and Tenant hereby waive any and all rights of recovery against the other, directly, or by way of subrogation or otherwise, and against the officers, partners, directors, employees, agents, property managers, and representatives of the other, for loss of or damage to the property of the waiving party where such loss or damage would either be covered by the policies of insurance required under this Lease if such insurance were maintained at time of the loss or damage (whether or not such insurance is in effect) or to the extent that such loss or damage is actually covered by any other insurance or to the extent such loss or damage would normally be covered by “all risk” or “special form” property insurance. Each party shall inform its respective insurance carriers of this waiver in the manner required with respect to policies issued by such carriers or otherwise arrange, so that the coverage afforded thereby is not adversely affected.

12.	INDEMNIFICATION.

Tenant agrees to indemnify, defend and hold harmless Landlord and its officers, directors, partners, employees, property management company and agents (the “Landlord’s Agents”) from and against all liabilities, judgments, demands, actions, expenses or claims, including reasonable attorney’s fees and court costs, for injury to or death of any person, the release of any hazardous materials, or for damages to any property to the extent arising out of or connected with (i) the use, occupancy or enjoyment of the Premises, Building, or Common Areas by Tenant or Tenant’s agents, employees, invitees, licensees, or contractors (the “Tenant’s Agents”) in violation of this Lease or of applicable law, or any work or activity performed by Tenant or by Tenant’s Agents in, or about the Premises, Building, or commons areas, including any Tenant improvements, (ii) any breach or default in the performance of any obligation of Tenant under this Lease, (iii) any gross negligence or willful misconduct of Tenant or Tenant’s Agents. Notwithstanding the foregoing, Tenant shall not be liable to the extent that damage or injury is determined ultimately to be caused by the gross negligence or willful misconduct of Landlord or Landlord’s employees, agents, invitees, licensees, property management, or contractors (“Landlord’s Agents”). The indemnification contained herein shall survive for one (1) year after the expiration or earlier termination of this Lease as to acts occurring prior to such expiration or termination.

In the event that a backup electric power system is installed to service the Premises, Tenant specifically agrees to hold harmless and indemnify Landlord, its agents, employees and property management company, from any claims, including, but not limited to, economic loss, personal injury and property damage, arising out of any failure or malfunction of said system, regardless of the cause of said failure or malfunction. The backup electric power generator and battery backup system is fully functional, in good working condition, inspected, tested, and maintained on a regular maintenance schedule.

Landlord agrees to indemnify, defend and hold harmless Tenant and Tenant’s Agents from and against all liabilities, judgments, demands, actions, expenses or claims, including reasonable attorneys’ fees and court costs, for injury to or death of any person, the release of any hazardous materials as defined by any regulating agency or for damages to any property to the extent arising out of or connected with (i) the use, management or operation of the Premises, the Building or the

Common Areas by Landlord or by Landlord’s Agents, or any work or activity performed by Landlord or by Landlord’s Agents in, on or about the Building, (ii) any breach or default in the performance of any obligation of Landlord under this Lease, or (iii) any gross negligence or willful misconduct of Landlord or Landlord’s Agents. Notwithstanding the foregoing, Landlord shall not be liable to the extent that damage or injury is determined ultimately to be caused by the gross negligence or willful misconduct of Tenant or Tenant’s Agents. The indemnification contained herein shall survive for one (1) year after the expiration or earlier termination of this Lease as to acts occurring prior to such expiration or termination.

13.	COMPLIANCE WITH LEGAL REQUIREMENTS.

Tenant shall, at its sole cost and expense, promptly comply with all laws, statutes, ordinances and governmental rules, regulations or requirements now in force or which may hereafter be in force, the requirements of any board of fire underwriters or other similar body now or hereafter constituted, any direction or occupancy certificate issued pursuant to any law by any public officer or officers, as well as the provisions of all recorded documents affecting the Premises, (collectively the “Applicable Laws”), insofar as any thereof relate to or affect Tenant’s

Use of the Premises, the Building, or Common Areas, excluding requirements of structural changes now related to or affected by improvements made by or for Tenant.

Notwithstanding the foregoing, (i) Landlord shall, at its sole cost and expense, promptly comply with all Applicable Laws, including the American with Disabilities Act (“ADA”), insofar as any thereof relate to or affect Landlord’s obligations under this Lease, or its ownership of the Building or the Common Areas, its delivery of the premises to the Tenant in compliance to ADA requirements, except for Tenant’s requirements with respect to Tenant’s Use of the Premises in the immediately preceding paragraph herein and (ii) Tenant shall not be required to comply with or cause the Premises to comply with any Applicable Laws requiring the construction of Alterations unless such compliance is necessitated solely due to Tenant’s particular use of the Premises and any Tenant Alterations.

14.	INSURANCE.

(a) Commercial General Liability. Landlord and Tenant shall each maintain a Commercial General Liability policy including all coverage’s normally provided therein. Tenant’s policy shall specifically name Landlord and Landlord’s agents, including Management Services, as an additional insured, and shall provide a cancellation period of thirty (30) days upon prior written notice to Landlord of any cancellation. A Certificate of Insurance shall be provided to Landlord. All polices of insurance shall be issued by responsible insurance companies licensed to do business in the State of Utah.

The minimum limits of coverage acceptable are:

(i)	$1,000,000 Each Occurrence Combined Single Limit for Bodily Injury and Property Damage

and

(ii)	$2,000,000 Annual Aggregate

(b) Premises and Building Insurance. Landlord shall insure the Premises and Building, including Landlord supplied Core and Shell and Tenant Improvements as deemed necessary in Landlord’s reasonable discretion. The costs of such insurance shall be treated as an Operating Expense in accordance with Section 7 of this Lease. All policies of insurance shall be issued by responsible insurance companies licensed to do business in the State of Utah.

(c) Tenant’s Additional Insurance. Tenant shall, at its sole cost and expense, cause all equipment, machinery, furniture and fixtures, personal property, and Alterations supplied by Tenant from time to time used or intended to be used in connection with the operation and maintenance of the Premises, to be insured by Tenant against loss or damage for its full replacement cost. Except for losses caused by Landlord’s gross negligence or willful misconduct, Landlord is in no way liable for any uninsured Tenant’s property.

15.	ASSIGNMENT AND SUBLETTING.

(a) To Affiliate. Tenant shall have the right to sublet or assign this Lease to (i) any related entity, affiliate or licensee or any entity that controls, is controlled by, or is under common control with Tenant, (ii) any entity that acquires all or substantially all of the assets of Tenant, or (iii) any entity into which Tenant is merged or consolidated, without Landlord’s prior approval or consent; provided, however, that Tenant will provide Landlord written notice of any such event. Notwithstanding anything to the contrary herein, Tenant shall not be required to pay Landlord any amount in connection with any sublease or assignment under this Section 15(a), provided that Tenant is not then in Default under the Lease.

(b) To Third Parties. Tenant shall not assign this Lease or any interest therein, nor lease or sublet the said Premises, or any part thereof, or any right or privilege appurtenant thereto, nor permit the occupancy or use of any part thereof by any other person, without the prior written consent of Landlord. A consent to one assignment, subletting, occupancy or use, shall not be construed as a consent to any subsequent assignment, subletting, occupancy or use. Any such assignment, subletting, occupancy or use, without the prior written consent of Landlord, shall at the option of Landlord terminate this Lease and any such purported assignment, sublease occupancy or use shall be null and void.

(c) Any request of Landlord to permit the assignment or subletting of this Lease shall be accompanied by Tenant’s check in the amount of Five Hundred and No/100 Dollars ($500.00) which shall be retained by Landlord in the event that such assignment or subletting is permitted, or returned to Tenant in the event such is denied.

(d) Any rents or other considerations realized by Tenant under any such sublease or assignment in excess of the Rents here under, after Tenant fully recovers and amortizatizes reasonable costs of extra tenant improvements for which Tenant has paid and reasonable subletting and assignment costs, (including, without limitation, any broker’s fees or commissions), shall be divided and paid fifty (50%) percent to Landlord and fifty (50%) percent to Tenant. All Rents paid by sub tenants and assignees are to be paid directly to Landlord.

16.	RULES.

Tenant shall faithfully observe and comply with the rules and regulations set forth in Exhibit C attached hereto, and those reasonable rules and regulations promulgated by Landlord hereafter during the Term (collectively, the “Rules”). Landlord must apply all Rules equitably against all tenants in the Building, but shall not be responsible to Tenant for the non-performance by other tenants in the Building, or any adjacent buildings’ tenants, of any of said Rules.

17.	ENTRY BY LANDLORD.

Upon reasonable notice to Tenant, Landlord may enter the Premises or the Building at reasonable hours (a) inspect the same, (b) show the same to prospective purchasers, lenders or tenants, (c) determine whether Tenant is complying with all of Tenant’s obligations hereunder, (d) post notices of non-responsibility or (e) make repairs required of Landlord under this Lease, repairs to adjoining space or utility service, or make repairs, alterations or improvements to the Building, provided that all such work shall be done as promptly as possible and that Landlord shall not unreasonably interfere with Tenant’s operations at the Premises upon any such entry. Tenant hereby waives any claim for damages for any inconvenience to or interference with Tenant’s business, any loss of occupancy or quiet enjoyment of the Premises occasioned by such reasonable entry, provided that such waiver shall not extend to any damages caused by the gross negligence or willful misconduct of Landlord. Landlord shall at all times have and retain a key to unlock all doors in, on or about the Premises (excluding Tenant’s vaults, safes and similar areas designated in writing by Tenant). In the event of an emergency, Landlord shall have the right to use any and all means which Landlord may deem proper to enter the Premises, without notice, for the limited purpose of abating such emergency. Such emergency entrance shall not be construed or deemed to be a forcible or unlawful entry into or a detainer of the Premises or an eviction, actual or constructive, of Tenant from the Premises, or any portion thereof. Notwithstanding any of the foregoing, Landlord shall use is best efforts not to interfere with or disrupt Tenant’s normal business operations upon any such entry.

18.	EVENTS OF DEFAULT.

The occurrence of any one or more of the following events (each, a “Tenant Event of Default”) shall constitute a breach of this Lease by Tenant: (a) if Tenant fails to pay Base Rent, estimated Operating Expenses, or estimated Utility Expenses when and as the same becomes due and payable and such failure continues for more than ten (10) days after written notice thereof is delivered to Tenant, or (b) if Tenant fails to pay any Rent (other than Base Rent, estimated Operating Expenses, or estimated Utility Expenses) when and as the same becomes due and payable and such failure continues for more than ten (10) days after written notice thereof is delivered to Tenant; or (c) if Tenant fails to perform or observe any material term or condition of this Lease, such failure continues for more than thirty (30) days after written notice from Landlord is delivered to Tenant, and Tenant does not within such period begin with due diligence and dispatch the curing of such default, or, having so began, thereafter fails or neglects to complete with due diligence and dispatch the curing of such default; or (d) if Tenant shall make a general assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts as they become due or shall file a petition in bankruptcy, or shall be adjudicated as bankrupt or insolvent, or shall file a petition seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, or shall file any answer admitting or shall fail timely to contest the material allegations of a petition filed against it in any such proceeding, or shall seek or consent to or acquiesce in the appointment of any trustee, receiver or liquidator of Tenant or any material part of its properties; or (e) if within thirty (30) days after the commencement of any proceeding against Tenant seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, such proceeding shall not have been dismissed, or if, within thirty (30) days after the appointment without the consent or acquiescence of Tenant, of any trustee, receiver or liquidator of Tenant or of any material part of its properties, such appointment shall not have been vacated; or (f) abandonment of the Premises for a continuous period in excess of fifteen (15) days, or (g) if this Lease or any estate of Tenant hereunder shall be levied upon under any attachment or execution and such attachment or execution is not vacated within ten (10) days of receipt thereof by Tenant.

19.	TERMINATION UPON TENANT’S DEFAULT.

If a Tenant Event of Default shall occur, Landlord at any time thereafter may give a written termination notice to Tenant, and on the date specified in such notice (which shall not be less than three (3) business days after service) Tenant’s right to possession shall terminate and this Lease shall terminate, unless on or before such date all past due Rent, arrearages and other sums then due and owing by Tenant under this Lease, including reasonable costs and attorneys’ fees incurred by or on behalf of Landlord, shall have been paid by Tenant and any other existing Tenant Event of Default shall have been fully cured to the satisfaction of Landlord. Upon such termination, Landlord may recover from Tenant:

(a) all unpaid Rent which had been earned and is due and owing at the time of termination; plus Landlord also may recover any future rent as the same comes due less any amounts paid by future tenants or together saved by Landlords mitigation of its damages together with

(b) the present value of the amount by which the Rent which would have been earned after termination for the remainder of the Term exceeds the amount of such Rent loss that Tenant proves could have been reasonably avoided; and plus

(c) any other amount reasonably necessary to compensate Landlord for any loss or damages incurred by Landlord as a result of any Tenant Event of Default hereunder; and plus

(d) any other amount reasonably necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform its obligations under the Lease or which in the ordinary course of things would be likely to result therefrom; and/or

(e) At Landlord’s elections, such other amounts in addition or in lieu of the foregoing as may be permitted from time to time herein or by applicable law.

The “worth at the time of award” of the amounts referred to in clauses (a) and (b) above is computed by allowing interest at the rate of 12% per annum. The “worth at the time of award” of the amount referred to in clause (c) above means the monthly sum of the Rents under the Lease. Failure of Landlord to declare any default immediately upon occurrence thereof, or delay in taking any action in connection therewith, shall not waive such default, but Landlord shall have the right to declare any such default at any time thereafter.

20.	CONTINUATION AFTER DEFAULT.

Notwithstanding the occurrence and continuance of a Tenant Event of Default, this Lease shall continue in effect as long as Landlord does not terminate Tenant’s right to possession, and Landlord may enforce all of its rights and remedies under this Lease, including the right to recover Rent as the same becomes due hereunder. Acts of maintenance or preservation or efforts to relet the Premises or the appointment of a receiver upon initiative of Landlord to protect Landlord’s interest under this Lease shall not constitute a termination of Tenant’s right to possession. If any fixture, equipment, improvement, installation or appurtenance shall be required to be removed from the Premises and/or the Building by Tenant pursuant to the terms of this Lease, then (in addition to all other rights and remedies) Landlord may, to the extent that Tenant fails to remove the same as required herein promptly following any notice of termination from Landlord, at its election by written notice to Tenant deem that the same has been abandoned by Tenant to Landlord. Following any such notice of abandonment, Landlord may remove and store the same and restore the Premises to the condition required at termination of the Lease as provided herein at the reasonable expense of Tenant, which shall be Additional Rent hereunder to be paid within ten (10) days after written notice to Tenant of such expense.

21.	LANDLORD’S DEFAULT AND TENANT’S REMEDIES.

Without excluding any other matters that might otherwise constitute a default by Landlord, Landlord’s omission of any act required of Landlord under this Lease within a reasonable time, but in no event less than sixty (60) days, after written notice to do so or Landlord’s commission of any act prohibited by Landlord under this Lease shall constitute an event of default (each, a “Landlord Event of Default”) unless Landlord corrects or begin to correct the Landlord Event of Default within a reasonable time under the circumstances, following written notice of such event by Tenant to Landlord. A reasonable time for said correction shall be deemed to be the time, if any, as expressly permitted under the applicable provision of this Lease. If a Landlord Event of Default occurs and is continuing hereunder, Tenant may pursue any remedies available under this Lease or at law or in equity.

22.	LANDLORD’S RIGHT TO CURE TENANT DEFAULTS.

All terms and provisions to be performed by Tenant under this Lease shall be at Tenant’s sole cost and expense and without any abatement of Rent. If a Tenant Event of Default (other than a Rent payment default) occurs and is continuing hereunder, Landlord may, but shall not be obligated, and without waiving or releasing Tenant from any obligations of Tenant, make any payment or perform any act on Tenant’s part to be made or performed as provided in this Lease. Tenant shall pay to Landlord upon demand as Additional Rent hereunder the cost of same plus twenty (20%) for overhead together with interest from the date of payment by Landlord until repaid by Tenant, as a late charge. Any such amount shall be payable by Tenant to Landlord within fifteen (15) days of written notice from Landlord.

23.	OTHER RELIEF.

The remedies provided for in this Lease are in addition to any other remedies available to Landlord and Tenant at law or in equity, by statute or otherwise.

24.	ATTORNEYS’ FEES.

In the event either party places at issue the enforcement or interpretation of this Lease, or any part thereof, or the collection of any Rents, or recovery of the possession of the Premises, or files suit upon the same, then the prevailing party shall recover its reasonable attorneys’ fees and costs.

25.	EMINENT DOMAIN.

If all or any part of the Premises, the Building or the Common Areas shall be taken or conveyed as a result of the exercise of the power of eminent domain, this Lease shall terminate as to the part so taken as of the date of taking, and, in the case of a partial taking, either Landlord or Tenant shall have the right to terminate this Lease as to the balance of the Premises by written notice to the other within thirty (30) days after such date; provided, however, that a condition to the exercise by either party of such right to terminate shall be that the portion of the Premises, the Building or the Common Areas taken or conveyed shall be of such extent and nature as to handicap, impede or impair Tenant’s use of the balance of the Premises for Tenant’s Use. In the event of any taking, Landlord shall be entitled to any and all compensation, damages, income, rent awards or any interest therein whatsoever which may be paid or made in connection therewith, and Tenant shall have no claim against Landlord for the value of any unexpired term of this Lease or otherwise, provided that Tenant shall be entitled to any and all compensation, damages, income, rent or awards paid for or on account of Tenant’s moving expenses, trade fixtures, equipment and any leasehold improvements in the Premises, the cost of which was borne by Tenant. In the event of a taking of the Premises which does not result in a termination of this Lease, the monthly rental herein shall be apportioned as of the date of such taking so that thereafter the Rents to be paid by Tenant shall be in the ratio that the area of the Premises not so taken bears to the total area of the Premises prior to such taking.

26.	SUBORDINATION, ATTORNMENT & NONDISTURBANCE; AND ESTOPPEL CERTIFICATE.

At Landlord’s request, Tenant agrees to execute, acknowledge, and deliver to Landlord, within ten (10) business days a subordination, attornment & nondisturbance agreement, subject to Landlord’s reasonably proposed form(s) (each, a “SNDA”). Such SNDA shall subordinate this Lease to any ground lease, mortgage, deed of trust, or any other hypothecation for security now or hereafter placed upon the Premises, the Building or the Common Areas, or any part thereof, to any and all advances made on the security, and to all renewals, modification, consolidations, replacements and extensions thereof, whether this Lease is dated prior or subsequent to the date of said ground lease, mortgage, deed of trust or other hypothecation or the date of recording thereof.

Further, at Landlord’s request. Tenant agrees to execute, acknowledge, and deliver to Landlord, within ten (10) business days following such request, an estoppel certificate, subject to Landlord’s reasonably proposed form(s) (each, an “Estoppel Certificate”). Such SNDA and Estoppel Certificate may be relied upon by any prospective purchaser, mortgagee, or beneficiary under any ground lease, mortgage, deed of trust, or any other hypothecation of the Premises, the Building, or the Common Areas, or any part thereof Notwithstanding anything to the contrary herein or in any SNDA, Tenant’s right to quiet possession of the Premises shall not be disturbed so long as no Tenant Event of Default has occurred and is continuing under this Lease, unless this Lease is otherwise terminated pursuant to its terms.

In the event that Tenant fails to execute, acknowledge, and deliver to Landlord such Subordination Agreement and Estoppel Certificate within ten (10) business days of Landlord’s request, the parties herein expressly agree that Tenant shall be deemed in default of the Lease without further notice. In event of such Tenant default, Landlord may terminate this Lease or the parties herein further expressly agree that the Subordination Agreement and Estoppel Certificate (to the extent factually accurate to the best of the Landlord’s knowledge at the time of delivery to third parties) are deemed to have been executed by Tenant,

27.	NO MERGER.

The voluntary or other surrender of this Lease by Tenant, or a mutual cancellation thereof, shall not work a merger, and shall, at the option of Landlord terminate all or any existing subleases or subtenancies, or may, at the option of Landlord, operate as an assignment to it of any or all such subleases or subtenancies.

28.	SALE.

In the event Landlord named hereunder, or any successor owner of the Building and the Common Areas shall sell or convey the Building and the Common Areas, such party shall be and hereby is entirely freed and relieved of all covenants and obligations of Landlord hereunder, provided that it shall be deemed and construed without further agreement between the parties or their successors in interest, that the purchaser of the Building and Common Areas has assumed and agreed to carry out any and all covenants and obligations of Landlord hereunder.(including, without limitation, the obligation to refund the Security Deposit (as defined below) as set forth in this Lease). Upon any such sale, all such liabilities and obligations of Landlord shall be binding upon the new owner. Tenant agrees to attorn to such new owner.

29.	NO NATURAL LIGHT OR VIEW EASEMENT.

Any diminution or obstruction of light or view by any structure erected on lands adjacent to the Building shall in no way affect this Lease or impose any liability on Landlord.

30.	SIGNAGE.

Tenant shall have the right to suite, lobby, building signage, and monument signage to be installed and maintained at Tenant’s sole cost and expense. All signage is subject to the prior written approval of Landlord, not to be unreasonably withheld or delayed, and to the extent required by any applicable law or ordinance, the prior approval of the any applicable agencies of South Jordan, Utah (the “City”) and Salt Lake County, Utah (the “County”). Landlord shall use reasonable efforts to cooperate with Tenant to secure any required City and County approvals.

31.	HOLDING OVER.

If, without objection by Landlord, Tenant holds possession of the Premises after expiration of the Term, Tenant shall become a tenant from month-to-month upon the terms herein specified, at a monthly Base Rent equivalent to One Hundred and Ten (110%) percent of the Base Rent in effect at the end of the then current Term, with such Base Rent payable in advance on or before the 1st day of each month. Either party may give thirty (30) days prior notice of its intent to terminate the month-to-month tenancy.

32.	ABANDONMENT.

If Tenant shall abandon the Premises, or be dispossessed by process of law or otherwise, any personal property belonging to Tenant and left on the Premises shall be deemed to be abandoned to Landlord, at the option of Landlord, except such property as may be mortgaged to Landlord.

33.	SECURITY DEPOSIT.

Landlord shall use Tenant’s prior Security Deposit of $20,000 (the “Security Deposit”) for the Initial Term. The Security Deposit shall be held by Landlord as security for the faithful performance by Tenant of all of the provisions of this Lease to be performed or observed by Tenant. In the event Tenant fails to perform or observe any of the provisions of this Lease to be performed or observed by it within applicable notice and cure periods, then, at the option of the Landlord, Landlord may (but shall not be obligated to do so) apply the Security Deposit, or so much thereof as may be necessary to remedy such default or to repair damages to the Premises caused by Tenant. In the event Landlord applies any portion of the Security Deposit to remedy any such default or to repair damages to the Premises caused by Tenant, Tenant shall pay to Landlord, within thirty (30) days after written demand for such payment by Landlord, all monies necessary to restore the Security Deposit up to the original amount. The Security Deposit remaining upon termination of this Lease shall be returned to Tenant, unless Tenant fails to turn over the Premises in the condition required hereunder and Landlord provides written notice describing such failure including the estimated cost to repair or remedy such failure.

34.	WAIVER.

All waivers by either party herein must be in writing and signed by such party. The waiver of any term or conditions herein shall not be deemed to be a waiver of any subsequent breach of the same or any other agreement, condition or provision herein contained, nor shall any custom or practice which may grow upon between the parties in the administration of the terms hereof be construed to waive or to lessen the right of either party to insist upon the performance by the other party in strict accordance with said terms. The subsequent acceptance of Rent hereunder by Landlord shall not be deemed to be a waiver of any breach by Tenant of any term or condition of this Lease, regardless of Landlord’s knowledge of such breach at the time of acceptance of such Rent.

35.	FORCE MAJEURE.

Landlord shall not be liable for delays in delivery or performance, or for failure to manufacture, deliver or perform when such delays or failures are caused by any event of Force Majeure, including without limitation any of the following: acts of God, acts of the public enemy, acts or failures to act of the other party, the laws and regulations of the governmental priorities, military authority, strikes or other labor disturbances, hurricanes, earthquakes, wildfires, floods, epidemics, embargoes, war, riots, delays in transportation, and loss or damage to goods in transit, or inability on account of causes beyond the reasonable control of Landlord to obtain necessary materials, components, services, or facilities or other reason of a like nature not the fault of the party delayed in performing work or doing acts required under the terms of this Lease, in which event performance of such act shall be excused for the period of such delay.

36.	NOTICES.

All notices and demands which may or are required to be given by either party to the other under this Lease shall be in writing and shall be sent by registered or certified mail, return receipt requested or by a reputable national overnight courier service, postage prepaid, or by hand delivery, addressed to the parties at their addresses set forth below:

(a)	If to Landlord, at the following address:

Fidelity Funding Company

c/o Property Management

20 West Century Parkway

Salt Lake City, Utah 84115

Phone (801)466-3361

Fax (801)746-3447

Email mgsv@integraonline.com

(b)	If to Tenant, at the following address:

Extend Health, Inc.

330 Primrose Road, Suite 610

Burlingame, California 94010

Phone (650) 292-7704

Fax (650-292-8744

Email Joe.Murad@ExtendHealth.com

Either party may designate such other address by written notice sent in compliance with this Section 36. Notice shall be deemed to have been given (i) when received if hand-delivered, (ii) one day following deposit with a reputable national overnight carrier for next day delivery, and (iii) three days following deposit in the United States mail.

37.	Intentionally Deleted.

38.	COMPLETE AGREEMENT.

There are no oral agreements between Landlord and Tenant affecting this Lease, and this Lease supersedes and cancels any and all previous negotiations, arrangements, brochures, agreements and understandings, if any, between Landlord and Tenant with respect to the subject matter of this Lease. This Lease may not be altered, changed or amended, except by an instrument in writing signed by both parties hereto.

39.	NO OPTION.

The submission of this Lease for examination does not constitute a reservation of or option for the leased premises and this Lease becomes effective as a Lease only upon execution and delivery thereof by Landlord and Tenant.

40.	WAIVER.

The waiver by Landlord or any breach of any term, covenant or condition herein contained shall not be deemed to be a waiver of any other term, covenant or condition or any subsequent breach of the same or any other term, covenant, or condition herein contained. The subsequent acceptance of rent hereunder by Landlord shall not be deemed to be waiver of any preceding breach by Tenant of any term, covenant or condition of this lease, other than the failure of tenant to pay the particular rental so accepted, regardless of Landlord’s knowledge of such preceding breach at the time of acceptance of such rent.

41.	AUTHORITY.

Each of the parties to this Lease hereby covenants and warrants that (a) such the party is a duly authorized and validly existing entity under the laws in which it was formed, (b) such party is qualified to do business in the state of Utah or will qualify to do business in the State of Utah prior to the Rent Commencement Date, (c) such entity has full right and authority to enter into this Lease, and (d) each person executing this Lease on behalf of such entity is authorized to do so.

42.	OCCUPANCY.

Any failure to occupy the Premises does not release the Tenant from the obligation of paying Rents or any other terms set forth herein.

43.	MISCELLANEOUS.

(a) The words “Landlord” and “Tenant” as used herein shall include the plural as well as the singular. If there be more than one Tenant, the obligations hereunder imposed upon Tenant shall be joint and several. This Lease may be executed in counter parts.

(b) Time is of the essence on this Lease and each and all of its terms and conditions.

(c) The terms and conditions herein shall apply to and bind the heirs, executors, administrators, successors and assigns of the parties hereto.

(d) The captions of this Lease are solely to assist the parties and are not a part of the terms or conditions of this Lease.

This Lease shall be governed by and construed in accordance with the laws of the State of Utah, and is deemed to be executed within the State of Utah.

44.	SEVERABILITY.

If any term or provision of this Lease, or the application thereof to any person or circumstance, shall to any extent be invalid or unenforceable, the remainder of this Lease, or the application of such provision to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each provision of this Lease shall be valid and shall be enforceable to the extent permitted by law.

45.	BROKERS.

Landlord is represented by Landlord and Tenant is represented by Tenant.

46.	OTHER BROKERS.

Tenant agrees to hold Landlord harmless from any cost, expenses or liability for any compensation, commission or other charges claimed by any realtor, broker or agent other than Landlord’s representative.

47.	ATTACHMENTS.

The following, by reference hereto, are a part of this Lease:

Exhibit A	-	Building Floor Plan
Exhibit B	-	Tenant Improvements
Exhibit C	-	Rules and Regulations

IN WITNESS WHEREOF, the parties hereto have executed this Lease or, as the case may be, have caused their officers thereunto duly authorized to execute this Lease.

LANDLORD:		TENANT:

Fidelity Funding Company,		Extend Health, Inc., a Delaware Corporation
a Nevada Corporation

/s/ J.O. Kingston		/s/ Joe Murad
By:	J.O. Kingston, President of Fidelity	By:	Joe Murad
	Funding Company	Its	SVP, Corp. Development

EXHIBIT A

BUILDING FLOOR PLAN

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EXHIBIT B

TENANT IMPROVEMENTS

Tenant accepts premises in as-is condition.

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IN WITNESS WHEREOF, the parties hereto have executed this Lease or, as the case may be, have caused their officers thereunto duly authorized to execute this Lease.

LANDLORD:		TENANT:

Fidelity Funding Company,		Extend Health, Inc., a Delaware Corporation
a Nevada Corporation

	/s/ J.O. Kingston	/s/ Joe Murad
By:	J.O. Kingston, President of Fidelity	By:	Joe Murad
	Funding Company	Its	SVP, Corp. Development

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EXHIBIT C

RULES AND REGULATIONS

1. The sidewalks, halls, passages, exits, entrances, elevators and stairways shall not be obstructed by any of the tenants or used by them for any purpose other than for ingress to and egress from their respective premises. The halls, passages, exits entrances, elevators, stairways, balconies and roof are not for the use of the general public and the Landlord shall in all cases retain the right to control and prevent access thereto by all persons whose presence in the judgment of the Landlord shall be prejudicial to the safety, character, reputation and interests of the Building and its tenants, provided that nothing herein contained shall be construed to prevent such access to persons with whom a tenant normally deals in the ordinary course of tenant’s business unless such persons are engaged in illegal activities. No tenant and no employee or invites of any tenant shall go upon the roof of the Building without the prior consent of Landlord.

2. After Tenant takes occupancy, Tenant shall not alter any lock or install any new or additional locks or any bolts on any door in any premises without the written consent of the Landlord which shall not be unreasonably withheld or delayed. Landlord shall be entitled to keys to any altered lock or any new or additional locks to any exterior doors to the Premises.

3. Toilet rooms, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed and no foreign substance of any kind whatsoever shall be thrown therein and the expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the tenant who, or whose employees or invites shall have caused it.

4. No tenant shall overload the structural bearing capacity of the floor of any premises, as determined by Landlord’s engineer.

5. No furniture, freight or equipment of any extraordinary weight shall be brought into the Building without prior notice to Landlord and all moving of the same into or out of the Building shall be done at such time and in such manner as Landlord shall designate. Landlord shall have the right to prescribe the weight, size and position of all safes and other heavy equipment brought into the Building and also the times and manner of moving the same in and out of the Building. Safes or other heavy objects shall, if considered necessary by Landlord, stand on wood strips of such thickness as is necessary to properly distribute the weight. Landlord will not be responsible for loss of or damage to any such safe or property from any cause and all damage done to the Building by moving or maintaining any such safe or other property shall be repaired at the expense of the responsible tenant. There shall not be used in any space, or in any public halls of the Building, either by any tenant or others, any hand trucks, except those equipped with rubber tires and side guards.

6. Tenants shall not use, keep or permit to be used or kept any noxious gas or substance in any Premises, or permit or suffer any Premises to be occupied or used in a manner offensive or objectionable to the Landlord or other occupants of the Building by reason of noise, odors and/or vibrations or interfere in any way with other tenants or those having business therein, nor shall any animals or birds be brought in or kept in or about any of the premises or the Building. No tenant shall make or permit to be made any unseemly or disturbing noises or disturb or interfere with the occupants of the neighboring buildings or premises or those having business with them whether by the use of any musical instrument, radio, phonograph, unusual noise or in any other way. No tenant will throw anything out of doors or down passageways or over the railings.

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7. Premises may not be used for manufacturing or for the storage of merchandise except as such storage may be incidental to use of the premises for Tenant’s Use. No tenant shall occupy or permit any portion of his premises to be occupied as an office for a public stenographer or typist, or for the manufacture or sale of liquor, narcotics or tobacco in any form. No tenant shall advertise for laborers giving an address of the premises. Premises shall not be used for lodging or sleeping or for any illegal purposes. Nothing herein shall limit the use of the Premises for Tenant’s Use.

8. Tenant shall not overload any electrical circuits of the Building.

9. Tenants shall not use or keep in the premises or the Building any kerosene, gasoline or flammable or combustible fluid or material or use any method of heating or air conditioning other than that supplied by Landlord.

10. Tenants, upon termination of their tenancies, shall deliver to the landlord the keys to offices, rooms and toilet rooms which shall have been furnished or shall pay the Landlord the cost of replacing same or of changing the lock or locks opened by such lost key if Landlord deems it necessary to make such change.

11. Tenants shall see that the doors of their premises and if applicable the Building are closed and securely locked before leaving the Building after normal building hours and must observe strict care and caution that all water faucets or water apparatus are entirely shut off before leaving the Building and that all lighting fixtures and appliances (other than appliances that are traditionally run 24 hours a day) are turned off at the end of Tenant’s hours of operation, so as to prevent waste or damage or any default or carelessness, the responsible tenant shall make good all injuries sustained by landlord and other tenants or occupants or the Building.

12. Landlord reserves the right to exclude or expel from the Building any person who in the judgment of Landlord is intoxicated or under the influence or liquor or drugs, or who shall in any manner do any act in material violation of any of the rules and regulations of the Building.

13. The requirements of tenants will be attended to only upon application at the Office of the Building. Employees of Landlord shall not perform any work or do anything outside of their regular duties unless under special instructions from the Landlord.

14. Tenants agree to comply with all fire and security regulations that may be issued from time to time by Landlord and each tenant also shall provide Landlord with the name of a designated responsible employee to represent that tenant in all matters pertaining to such fire or security regulations.

15. Landlord reserves the right by written notice to all tenants, to rescind, alter or waive any rule or regulation at any time prescribed for the Building and to add reasonable rules and regulations, when in Landlord’s judgment, it is necessary, desirable or proper for the best interest of the Building and its tenants while not interfering with Tenant’s Use as allowed by the Lease to which these rules and regulations pertain.

16. Tenants shall not disturb, solicit, or harass any occupant of the Building and shall cooperate to prevent the same.

17. Without the written consent of Landlord, tenants shall not use the name of the Building in connection with or promoting or advertising any business, except as tenant’s address.

2

FIRST AMENDMENT TO THE LEASE

This First Amendment To The Lease is effective October 15, 2010 by and between Sterling View Drive, LLC a Utah Limited Liability Company (herein Landlord) and Extend Health, Inc., a Delaware corporation (herein Tenant).

RECITALS

A.

Whereas, Landlord entered into a Lease with Tenant dated February 1, 2010 (the “Lease”), covering approximately 23,973 rentable square feet of office space located at 10975 South Sterling View Drive, Suites B2 and one-half of Suite A2, South Jordan, Utah 84095.

B.	Whereas, Sterling View Drive, LLC, a Utah Limited Liability Company, successor in interest as Landlord, purchased Building and Property from Fidelity Funding Company.

C.	Whereas, The parties hereto desire to amend the Lease according to the terms and the conditions set forth below.

NOW THEREFORE, in consideration of the usual covenants contained herein, as well as other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree to amend the Lease as follows:

1.	Premises:

a.	Existing Square Feet: Tenant is leasing Suites B2 and one-half of Suite A-2 (23,973 rsf), and

b.	Reduced Square Feet: Tenant will delete a portion of Suite B2 approximately (388 rsf) on the second floor as shown on Exhibit A marked in green.

c.	Total Square Feet: For a total of approximately 23,585 rentable square feet.

d.	Landlord agrees to build in Tenants existing Premises, an office similar to the office Tenant is giving up. Landlord will complete this office within 5 days after the signing of this document.

2.	Minimum Monthly Rental: The minimum monthly rental shall be as follows:

		Rentable		Monthly
From	To	Square Feet	$/SF/Y	Minimum Rent
November 1, 2010	January 31, 2011	23,585	$11.00	$21,619.58

Due on or before the first day of each month as stated in the Lease.

3.	Common Area Maintenance Expenses: Tenant shall pay its proportionate share of Operating Expense, Utilities, Janitorial, and Security, as stated in the Lease.

4.	Agency Disclosure: At the signing of this Amendment, Landlord is represented by itself and Tenant represents itself.

(ROY ) Landlord’s initials	(JJM) Tenant’s initials

5.	All other terms and conditions of the original Lease shall remain the same.

6.

Miscellaneous: Any term used in the Amendment which is defined in the Lease shall have the same meaning herein. The Lease is intended to be and is amended, extended, and supplemented by the provisions of this Amendment, and hereinafter all of said instruments shall be considered and construed together. Except as modified by this Amendment, all of the terms, provisions, conditions, and covenants of the Lease shall be and remain in full force and effect.

7.	Attachments: The following, by reference hereto, are a part of this Lease:

Exhibit “A” - Building Floor Plan — 1 page.

IN WITNESS WHEREOF, the parties hereto have hereunto caused this Lease Amendment to be duly executed as of the day and year first above written.

“LANDLORD”		“TENANT”
STERLING VIEW DRIVE, LLC		Extend Health, Inc., a Delaware Corporation
a Utah Limited Liability Company

By:	STDM, Inc., a Utah Corporation,	By:	/s/ Joseph J. Murad
Its Managing Member
		Print:	Joseph J. Murad

By:	/s/ R.O. Young	Title:	Chief Operating Officer
R.O. Young, Vice President of STDM, Inc.

Exhibit A

Second Floor

~ 8534.5 sq ft
OPEN
TO
BELOW
~ 3010.6 sq ft
~ 3395.1 sc

1

SECOND AMENDMENT TO COMMERCIAL TRIPLE NET LEASE

This Second Amendment To Commercial Triple Net Lease (this “Amendment”) is effective February 1, 2011 by and between Sterling View Drive, LLC a Utah Limited Liability Company, herein (“Landlord”) and Extend Health, Inc., a Delaware corporation herein (“Tenant”). Landlord and Tenant are collectively referred to herein as the (“Parties”) and, individually, as a (“Party”).

RECITALS

A.

Whereas, Landlord and Tenant are the current Parties to that certain Commercial Triple Net Lease dated February 1, 2010, (the “Lease”), covering approximately 23,973 rentable square feet of office space located at 10975 South Sterling View Drive, Suites B2 and one-half of Suite A2, South Jordan, Utah 84095, originally by and between Fidelity Funding Company and Extend Health, Inc.; and

B.

Whereas, Landlord’s interest was assigned from Fidelity Funding Company to Sterling View Drive, LLC., pursuant to that certain Assignment of Lease, Acceptance and Assumption with an effective date of May 7, 2010; and

C.	Whereas, the Lease was amended on October 15, 2010, reducing the total rentable square feet on the second floor to 23,585 rentable square feet; and

D.	Whereas, the Parties desire to amend the Lease as more particularly set forth in this Amendment.

NOW THEREFORE, in consideration of the usual covenants contained herein, as well as other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree to amend the Lease as follows:

1.	Recitals: The foregoing recitals are true and correct and are incorporated herein by this reference.

2.

Premises: Pursuant to the Lease, Tenant is currently occupying the Premises which consist of Suite B2 and one half (1/2) of Suite A2 for a total of approximately 23,585 rentable square feet of office space, shown on Exhibit ”A” in light blue. Starting May 1, 2011 the Premises will increase approximately 391 rentable square feet, shown on Exhibit ”A” in light pink, making the new total Premises approximately 23,976 rentable square feet.

3.

Term and Rent: The Parties are extending the Term of the Lease for a period of one (1) year (the “Term”), commencing on February 1, 2011 (“Rent Commencement Date”) and ending January 31, 2012 (“Expiration Date”), unless earlier terminated pursuant to the terms of the Lease. The Parties understand that Tenant’s business slows down for part of the year and then picks up for the remaining portion of the year. For this reason, the Parties have agreed to divide the Lease Term into two parts, the Slow Term (as defined below) and the Base Term (as defined below).

(a)

Slow Term and Rent: Effective beginning February 1, 2011 through July 31, 2011, or earlier if Tenant so elects (the “Slow Term”), Monthly Rent shall be $5.72 per rentable square foot per year of the Premises, triple net during the Slow Term. Tenant’s Slow Term Operating Expense is currently estimated and $2.68 per rentable square foot per year. Tenant’s Slow Term Utility expense is currently estimated at $1.34 per rentable square foot per year. Monthly Slow Term Rent, Operating Expense, and Utilities, shall be payable in advance each month on or before the 1st day of each month for the duration of Slow Term as follows (“Slow Term Rent”):

Slow Term Rent
Due Date	Month	Rent RSF	$/RSF/Y Rent	Est OE	Est Utilities	Monthly Rent	Estimated OE	Estimated Utilities	Monthly
2/1/2011	1	23,585	$5.72	$2.68	$1.34	$11,242.18	$5,267.32	$2,623.83	$19,133.33
3/1/2011	2	23,585	$5.72	$2.68	$1.34	$11,242.18	$5,267.32	$2,623.83	$19,133.33
4/1/2011	3	23,585	$5.72	$2.68	$1.34	$11,242.18	$5,267.32	$2,623.83	$19,133.33
5/1/2011	4	23,976	$5.72	$2.68	$1.34	$11,428.56	$5,354.64	$2,667.33	$19,450.53
6/1/2011	5	23,976	$5.72	$2.68	$1.34	$11,428.56	$5,354.64	$2,667.33	$19,450.53
7/1/2011	6	23,976	$5.72	$2.68	$1.34	$11,428.56	$5,354.64	$2,667.33	$19,450.53

(b)	During the Slow Term, Tenant may have:

•	full-time use of the cafeteria,

•	full-time use of training room #3 (lockable room),

•	use of training room #2 as needed,

•	use of conference room as needed,

•	full-time use of 5 offices,

•	use up to 50% of the remaining Premises, and

•	full access of the remaining Premises to prepare for the Base Term.

(c)	Tenant may elect to shorten the Slow Term by sending written notice to Landlord. Any partial month’s rent will be prorated.

(d)

Base Term, Rent and Additional Rent: Effective beginning August 1, 2011 or immediately after the last day of the Slow Term, whichever is sooner, through January 31, 2012 (the “Base Term”) Monthly Base Rent shall be $11.44 per rentable square foot per year of the Premises, triple net during the Base Term. Operating Expense is currently estimated and $5.36 per rentable square foot per year. Utility expense is currently estimated at $2.67 per rentable square foot per year. Monthly Base Rent, Operating Expense, and Utilities, shall be payable in advance each month on or before the 1st day of each month for the duration of this Lease as follows (“Base Term Rent”):

Base Term Rent
Due Date	Month	Rent RSF	$/RSF/Y Rent	Est OE	Estimate Utilities	Monthly Rent	Estimated OE	Estimated Utilities	Monthly
8/1/2011	7	23,976	$11.44	$5.36	$2.67	$22,857.12	$10,709.28	$5,334.66	$38,901.06
9/1/2011	8	23,976	$11.44	$5.36	$2.67	$22,857.12	$10,709.28	$5,334.66	$38,901.06
10/1/2011	9	23,976	$11.44	$5.36	$2.67	$22,857.12	$10,709.28	$5,334.66	$38,901.06
11/1/2011	10	23,976	$11.44	$5.36	$2.67	$22,857.12	$10,709.28	$5,334.66	$38,901.06
12/1/2011	11	23,976	$11.44	$5.36	$2.67	$22,857.12	$10,709.28	$5,334.66	$38,901.06
1/1/2012	12	23,976	$11.44	$5.36	$2.67	$22,857.12	$10,709.28	$5,334.66	$38,901.06

2

4.	Security Deposit. Landlord shall use Tenant’s prior Security Deposit of $20,000 (the “Security Deposit”) received for a previous Term.

5.

Notices: All notices and demands which may or are required to be given by either party to the other under this Lease shall be in writing and shall be sent by registered or certified mail, return receipt requested or by a reputable national overnight courier service, postage prepaid, or by hand delivery, addressed to the parties at their addresses set forth below:

(a) If to Landlord, at the following address:	(b) If to Tenant, at the following address:
Sterling View Drive, LLC c/o Property Management 20 West Century Parkway Salt Lake City, Utah 84115 Phone: 801-466-3361 Fax: 801-746-3447 Email: mgsv@integraonline.com	Extend Health, Inc. 2929 Campus Drive, Suite 400 San Mateo, California 94403 Phone: 650-292-7704 Fax: 650-292-8710 Email: Joe.Murad@ExtendHealth.com

Either party may designate such other address by written notice sent in compliance with this Section. Notice shall be deemed to have been given (i) when received if hand-delivered, (ii) one day following deposit with a reputable national overnight carrier for next day delivery, and (iii) three days following deposit in the United States mail.

Email is acceptable for normal invoicing.

6.	Agency Disclosure: At the signing of this Amendment, Landlord is represented by itself and Tenant represents itself.

(	ROY ) Landlord’s initials ( JJM ) Tenant’s initials

7.	Capitalized Terms: Capitalized terms used in this Amendment and not otherwise defined herein shall have the meaning set forth in the Lease.

8.	Ratification of the Lease: Except as otherwise amended hereby, the terms and covenants of the Lease are herby verified and ratified by Landlord and Tenant, and remain in full force and effect.

3

9.	Miscellaneous:

(a)	In the event of a conflict between the terms of the Lease and this Amendment, the terms of this Amendment shall control.

(b)	The Lease and this Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors, representatives and assigns.

(c)

This Amendment may be executed in counterparts by the parties hereto and all such counterparts when taken together shall be deemed to be one original. Delivery of an executed counterpart of this Amendment by facsimile or other electronic means shall be equally as effective as delivery of an original counterpart of this Amendment.

(d)	This Amendment shall be governed under the laws of the State in which the Premises are located.

(e)	The Lease is intended to be and is amended, extended, and supplemented by the provisions of this Amendment, and hereinafter all of said instruments shall be considered and construed together.

(f)	Except as modified by this Amendment, all of the terms, provisions, conditions, and covenants of the Lease shall be and remain in full force and effect.

10.	Attachments: The following, by reference hereto, are a part of this Amendment:

Exhibit “A” – Plans Second Floor — 1 page.

IN WITNESS WHEREOF, the parties hereto have hereunto caused this Amendment to be duly executed as of the day and year first above written.

“LANDLORD” STERLING VIEW DRIVE, LLC a Utah Limited Liability Company		“TENANT” EXTEND HEALTH, INC., a Delaware Corporation

By: STDM, Inc., a Utah Corporation, Its Managing Member		By:	/s/ Joseph J. Murad

		Print:	Joseph J. Murad

By:	/s/ R.O. Young	Title:	Chief Operating Officer
R.O. Young, Vice President of STDM, Inc.

4

Exhibit A

Plans Second Floor

~ 8534.5 sq ft
OPEN TO BELOW
~ 3509.0 sq ft
~ 331.3 sq ft
Extend Health
~ 3395.1 sq

1

THIRD AMENDMENT TO COMMERCIAL TRIPLE NET LEASE

This Third Amendment To Commercial Triple Net Lease (this “Amendment”) is effective January 31, 2012 by and between Sterling View Drive, LLC a Utah Limited Liability Company, herein (“Landlord”) and Extend Health, Inc., a Delaware corporation herein (“Tenant”). Landlord and Tenant are collectively referred to herein as the (“Parties”) and, individually, as a (“Party”).

RECITALS

A.	Whereas, Landlord and Tenant are the current Parties to that certain Commercial Triple Net Lease dated February 1, 2010, (the “Lease”), covering approximately 23,973 rentable square feet of office space located at 10975 South Sterling View Drive, Suites B2 and one-half of Suite A2, South Jordan, Utah 84095, originally by and between Fidelity Funding Company and Extend Health, Inc.; and

B.	Whereas, Landlord’s interest was assigned from Fidelity Funding Company to Sterling View Drive, LLC., pursuant to that certain Assignment of Lease, Acceptance and Assumption with an effective date of May 7, 2010; and

C.	Whereas, the Lease was amended on October 15, 2010, reducing the total rentable square feet on the second floor to 23,585 rentable square feet; and

D.	Whereas, the Parties desire to amend the Lease as more particularly set forth in this Amendment.

NOW THEREFORE, in consideration of the usual covenants contained herein, as well as other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree to amend the Lease as follows:

1.	Recitals: The foregoing recitals are true and correct and are incorporated herein by this reference.

2.	Premises: Pursuant to the Lease, Tenant is currently occupying the Premises which consist of Suite B2 and one half (1/2) of Suite A-2 for a total of approximately 23,585 rentable square feet of office space. Pursuant to this Amendment, the Premises remains unchanged.

3.	Term and Rent: The Parties are extending the Term of the Lease (the “Term”), commencing on February 1, 2012 (“Rent Commencement Date”) and ending December 31, 2012 (“Expiration Date”), unless earlier terminated pursuant to the terms of the Lease. The Parties understand that Tenant’s business slows down for part of the year and then picks up for the remaining portion of the year. For this reason, the Parties have agreed to divide the Lease Term into two parts, the Slow Term (as defined below) and the Base Term (as defined below).

(a)	Slow Term and Rent: Effective beginning February 1, 2012 through June 30, 2012, or earlier if Tenant so elects (the “Slow Term”), Monthly Rent shall be $6.50 per rentable square foot per year of the Premises, triple net during the Slow Term. Monthly Slow Term Rent, Operating Expense, and Utilities, shall be payable in advance each month on or before the 1st day of each month for the duration of Slow Term as follows (“Slow Term Rent”) see Table 1 below:

(b)	During the Slow Term, Tenant may have:

•	full-time use of the cafeteria,

•	full-time use of training room #3 (lockable room),

1

•	use of training room #2 as needed,

•	use of conference room as needed,

•	full-time use of 5 offices,

•	use up to 50% of the remaining Premises, and

•	full access of the remaining Premises to prepare for the Base Term.

(c)	Tenant may elect to shorten the Slow Term by sending written notice to Landlord. Any partial month’s rent will be prorated.

(d)	Base Term and Rent: Effective beginning July 1, 2012 or immediately after the last day of the Slow Term, whichever is sooner, through December 31, 2012 (the “Base Term”) Monthly Base Rent shall be $13.00 per rentable square foot per year of the Premises, triple net during the Base Term. Base Rent, Operating Expense, and Utilities, shall be payable in advance each month on or before the 1st day of each month for the duration of this Lease as follows (“Base Rent”) see Table 1 below:

				$/RSF/YEAR			MONTHLY			MONTHLY
	Due Date	Month	Rentable Square Feet	Rent	Estimated OE	Estimated Utilities	Rent	Estimated OE	Estimated Utilities	COMBINED TOTAL
SLOW	2/1/12	1	23585	$6.50	$2.68	$1.34	$12,775.21	$5,267.32	$2,623.83	$20,666.36
	3/1/12	2	23585	$6.50	$2.68	$1.34	$12,775.21	$5,267.32	$2,623.83	$20,666.36
	4/1/12	3	23585	$6.50	$2.68	$1.34	$12,775.21	$5,267.32	$2,623.83	$20,666.36
	5/1/12	4	23585	$6.50	$2.68	$1.34	$12,775.21	$5,267.32	$2,623.83	$20,666.36
	6/1/12	5	23585	$6.50	$2.68	$1.34	$12,775.21	$5,267.32	$2,623.83	$20,666.36

BASE	7/1/12	6	23585	$13.00	$5.36	$2.67	$25,550.42	$10,534.63	$5,247.66	$41,332.71
	8/1/12	7	23585	$13.00	$5.36	$2.67	$25,550.42	$10,534.63	$5,247.66	$41,332.71
	9/1/12	8	23585	$13.00	$5.36	$2.67	$25,550.42	$10,534.63	$5,247.66	$41,332.71
	10/1/12	9	23585	$13.00	$5.36	$2.67	$25,550.42	$10,534.63	$5,247.66	$41,332.71
	11/1/12	10	23585	$13.00	$5.36	$2.67	$25,550.42	$10,534.63	$5,247.66	$41,332.71
	12/1/12	11	23585	$13.00	$5.36	$2.67	$25,550.42	$10,534.63	$5,247.66	$41,332.71

Table 1

4.	Security Deposit. Landlord shall use Tenant’s prior Security Deposit of $20,000 (the “Security Deposit") received for a previous Term.

5.	Notices: All notices and demands which may or are required to be given by either party to the other under this Lease shall be in writing and shall be sent by registered or certified mail, return receipt requested or by a reputable national overnight courier service, postage prepaid, or by hand delivery, addressed to the parties at their addresses set forth below:

(a) If to Landlord, at the following address:	(b) If to Tenant, at the following address:
Sterling View Drive, LLC c/o Property Management 20 West Century Parkway Salt Lake City, Utah 84115 Phone: 801-466-3361 Fax: 801-746-3447 Email:	Extend Health, Inc. 2929 Campus Drive, Suite 400 San Mateo, California 94403 Phone: 650-292-7704 Fax: 650-292-8710 Email:

2

Either party may designate such other address by written notice sent in compliance with this Section. Notice shall be deemed to have been given (i) when received if hand-delivered, (ii) one day following deposit with a reputable national overnight carrier for next day delivery, and (iii) three days following deposit in the United States mail.

Email is acceptable for normal invoicing.

6.	Agency Disclosure: At the signing of this Amendment, Landlord is represented by itself and Tenant represents itself.

        (     RY     ) Landlord’s initials            (     JM     ) Tenant’s initials

7.	Capitalized Terms: Capitalized terms used in this Amendment and not otherwise defined herein shall have the meaning set forth in the Lease.

8.	Ratification of the Lease: Except as otherwise amended hereby, the terms and covenants of the Lease are herby verified and ratified by Landlord and Tenant, and remain in full force and effect.

9.	Miscellaneous:

(a)	In the event of a conflict between the terms of the Lease and this Amendment, the terms of this Amendment shall control.

(b)	The Lease and this Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors, representatives and assigns.

(c)	This Amendment may be executed in counterparts by the parties hereto and all such counterparts when taken together shall be deemed to be one original. Delivery of an executed counterpart of this Amendment by facsimile or other electronic means shall be equally as effective as delivery of an original counterpart of this Amendment.

(d)	This Amendment shall be governed under the laws of the State in which the Premises are located.

(e)	The Lease is intended to be and is amended, extended, and supplemented by the provisions of this Amendment, and hereinafter all of said instruments shall be considered and construed together.

(f)	Except as modified by this Amendment, all of the terms, provisions, conditions, and covenants of the Lease shall be and remain in full force and effect.

10.	Attachments: The following, by reference hereto, are a part of this Amendment:

Exhibit “A”— Building 2nd Floor – 1 page.

[signature page to follow]

3

IN WITNESS WHEREOF, the parties hereto have hereunto caused this Amendment to be duly executed as of the day and year first above written.

“LANDLORD”		“TENANT”
STERLING VIEW DRIVE, LLC a Utah Limited Liability Company		EXTEND HEALTH, INC. a Delaware Corporation

By: STDM, Inc., a Utah Corporation		By:	/s/ Joseph J. Murad
its Managing Member		Print:	Joseph J. Murad
By:	/s/ R. O. Young	Title:	Chief Operating Officer
R.O. Young, Vice President of STDM, Inc.

4

Exhibit A

Second Floor

Note: Usable Square Feet are concerted to Rentable Square Feet in the Lease.

A-1